CRESS OIL, INC.

12655 N. CENTRAL EXPRESSWAY
SUITE 1000
DALLAS, TX 75243

April 12, 2012

Mr. Leo Whelan
Wexco Resources, LLC
4516 Lovers Lane, Suite 199
Dallas, Texas 75225

Re: Agreement to Assign
Teton Leasehold
Teton County, Montana

Dear Mr. Whelan:

It is our understanding that Wexco Resources, LLC ("Wexco" or "Assignor") is the owner of all of the oil and gas leasehold estate created under, and by virtue of, certain oil, gas and mineral leases ("Leases") more particularly described on Exhibit "A" to this assignment ("Assignment") marked Addendum "A" and Addendum "A-1" which are attached hereto and fully incorporated herein by reference for all purposes. Said Leases cover, collectively, approximately **65,000** gross mineral acres (approximately **50,000** net mineral acres) of land (the "Subject Lands") more or less, located in Teton County, Montana, and such lands are more particularly described in the Leases.

This letter agreement, when accepted, approved and agreed to by Wexco in the manner set forth below, will evidence our mutual agreement whereby Wexco, for and in exchange for the payment of the Purchase Price of **$7,500,000.00**, being **$150.00** per approximately **50,000** net mineral acres, more or less, which are estimated by Wexco as being covered by the Leases. The actual Purchase Price for the Leases will be calculated as **$150.00** per actual net acres confirmed by Wexco's review of the mineral ownership interests in the approximately **65,000** gross mineral acres covered by the Leases. The cash consideration shall be paid to Wexco in accordance with Paragraphs 1 and 2 herein below. Further, in exchange for the mutual covenants and benefits afforded the parties by virtue of this Agreement, Wexco shall receive additional non-cash consideration, as set forth herein below in Paragraphs 5, 6 and 7.

Wherefore, premises considered, Wexco agrees to sell, transfer and assign to Cress Oil, Inc., ("Cress" or "Assignee"), the Leases, and Cress agrees to purchase the Leases from Wexco, subject to the following terms, provisions and conditions:

1. **<u>Earnest Money</u>**. Wexco and Cress acknowledge by their execution of this Agreement hereof, that Cress will pay to Wexco the sum of **$100,000.00** as earnest money ("Earnest Money"), which will be applied to the Purchase Price, within 5 business days of execution of this Agreement. If this agreement is not canceled on or before 2:00 P.M. C.S.T. on the 30th calendar day following the effective date of this Agreement, the Earnest Money will be retained by Wexco without recourse. Should Cress decide to cancel this Agreement, Cress will deliver written Notice of

Cress: [initials] Wexco: [initials]

Cancellation to Wexco on or before 2:00 P.M. C.S.T. on the 30th calendar day following the effective date of this Agreement employing the contact information included herein.

2. **Closing Date**. The closing date ("Closing Date") of this transaction will be the 45th (forty-fifth) calendar day following the effective date of this Agreement. If the 45th calendar day following the effective date of this Agreement is not a weekday, or is a U.S. Federal Holiday, then the Closing Date will be the very next weekday after the 45th calendar day following the effective date of this Agreement which is not a U.S. Federal Holiday. Cress shall have the option to postpone the Closing Date to the 60th (sixtieth) calendar day following the effective date of this Agreement by paying an additional earnest money deposit ("Additional Earnest Money") of **$250,000.00**. Should Cress elect to exercise its right to so postpone the closing, Cress must deliver written Notice of Intent to Postpone Closing to Wexco on or before 2:00 P.M. C.S.T. on the 30th calendar day following the effective date of this Agreement employing the contact information included herein. Further, in order to effectively exercise its option to postpone the closing date, Cress must wire and fully release to Wexco without recourse the amount of the Additional Earnest Money, on or before 2:00 P.M. C.S.T. on the 30th calendar day following the effective date of this Agreement employing the contact information included herein. If the Closing Date is extended to the 60th calendar day following the effective date of this Agreement, and if such date is not a weekday or is a U.S. Federal Holiday, then the Closing Date will be the very next weekday after the 60th calendar day following the effective date of this Agreement which is not a U.S. Federal Holiday.

3. **Earnest Money Account**. The Earnest Money and the Additional Earnest Money shall be non-refundable in the event that Cress fails to cancel this Agreement, as provided for in Paragraph 1, or close this transaction, as provided for in Paragraph 2. All payments shall be by wire transfer and be made to Assignor's counsel, Grant Davis, attorney, of the law firm of Grant Davis Law, P.L.L.C. in Dallas, Texas. The wiring information is as follows:

BBVA Compass Bank, Dallas, Texas
ABA Routing Number 111 907 445
For credit to: Grant Davis Law, P.L.L.C.
Grant Davis, as escrow agent
Account # 253 279 4695

4. **Working Interest**. In addition to the Purchase Price of the Leases and New Leases (defined below), and in connection with any and all wells drilled on the Subject Lands covered by the Leases or New Leases, Cress hereby agrees to assign to Wexco a 10% (ten percent) carried working interest in and to all wells drilled on any of the Subject Lands covered by the Leases and New Leases. Wexco's carried working interest shall be free of any capital expenditure costs to Wexco including, but not limited to, costs associated with drilling, completion, fracing, well equipment, and

Cress: ______ Wexco: ______

infrastructure. However after payout is reached, being the point at which all cost have been recovered from production and at which time Wexco's carried working interest is converted to a working interest, Wexco's revenue from said working interest shall be subject to proportionate customary operating costs within Teton County, to be specified in a joint operating agreement(s) approved by both parties. Accordingly, notwithstanding anything contained in the joint operating agreement(s), for any wells drilled on the Subject Lands covered by the Leases or New Leases, Cress will pay all costs and expenses for the drilling and completion of all wells that are attributable to Wexco's carried working interest and Wexco will be required to contribute only its proportionate share of the post-payout operating costs of the wells.

5. **Additional Working Interest Option**. In addition to the Purchase Price of the Leases and New Leases (defined below), and in connection with any and all wells drilled on the Subject Lands covered by the Leases or New Leases, Cress hereby agrees to grant to Wexco the right and option, but not the obligation, to purchase an additional working interest up to and including a twelve and one-half percent (12.5%) interest at par value. Par value is defined as Cress's actual cost of developing the well, plus G&A expenses not to exceed 10% of the total cost of the well. Within 60 calendar days prior to the anticipated spudding date for each well, Cress shall be required to provide to Wexco written notice of an AFE delineating the anticipated costs. Wexco will then have 30 calendar days from the receipt of the AFE from Cress to provide to Cress a written confirmation of the Wexco decision to exercise Wexco's option to purchase all or part of the 12.5% additional working interest. In the event that Wexco decides to exercise its option to purchase the additional working interest, the payment from Wexco shall become due and payable upon notice of the spudding of a well.

6. **Overriding Royalty Interest**. In addition to the Purchase Price of the Leases and New Leases (defined below), and in connection with any and all wells drilled on the Subject Lands covered by the Leases or New Leases, Cress hereby agrees to assign an overriding royalty interest to Wexco. Said overriding royalty interest shall be: a) free and clear of all costs and expenses whatsoever of exploring, developing, treating, compressing, gathering, transporting and dehydrating the production therefrom, rendering such production merchantable, and operating the Leases and New Leases, except applicable taxes; and b) assigned to Wexco on all net mineral acres delivered to Cress under this Agreement. Said overriding royalty interest shall be calculated as:

   a. Non-Peebles Leases: For non-Peebles Leases, Cress hereby agrees to assign to Wexco, its successors and assigns, an overriding royalty interest equal to the difference between the existing lease burdens on the Leases and New Leases and twenty percent of eight-eighths (20% of $8/8^{th}$) of all the oil, gas and other hydrocarbons that may be produced, saved and marketed under and by virtue of the Leases or New Leases;

Cress: Wexco:

b. Peebles Leases: For Peebles Leases, Cress hereby agrees to assign to Wexco, its successors and assigns, an overriding royalty interest of an undivided one percent of eight-eighths (1.0% of 8/8) of all the oil, gas and other hydrocarbons that may be produced, saved and marketed under and by virtue of the Peebles Leases, which cover approximately 16,000 gross mineral acres.

7. **New Leases**. For any additional leases ("New Leases") which Cress becomes interested in securing which cover lands adjacent to any of the Leases which are the subject of this transaction, Cress hereby agrees to either:

a. Secured by Cress. Cress will bear all costs associated with securing the New Leases. Additionally, Cress will pay to Wexco $100 per net mineral acre.

b. Secured by Wexco. In the event Cress desires Wexco to secure the New Leases, Cress hereby agrees to reimburse Wexco for all costs incurred by Wexco in acquiring and performing title work on the New Leases on Cress' behalf regardless of whether Cress ultimately decides to purchase the net acres covered by the New Leases. Such costs will to be agreed upon in writing prior to the commencement of securing the New Leases. Additionally, Cress will pay to Wexco $100 per net mineral acre.

8. **Sale or Assignment of Leases**. In the event that Cress sells or assigns all or a portion of the Leases or New Leases, Wexco shall, at Wexco's option, either:

a. Retention of Interest. Wexco, its successors and assigns, will retain the overriding royalty interest as specified above in Paragraph 6. Additionally, said overriding royalty interest shall burden all extensions and renewals or top leases of the Leases and New Leases acquired within six (6) months after the expiration of such Lease or New Lease. Additionally, Cress will defend and preserve Wexco's working interest and additional working interest option (as defined in Paragraphs 4 & 5 above); or

b. Cash Payment. Wexco, its successors and assigns, will receive twenty-two and one-half percent (22.5%) of the gross proceeds of such sale or assignment as cash payment. Gross proceeds includes any form of benefit, cash payment, monetary exchange, exchange or other compensation derived from the sale or assignment from any of the Leases or New Leases; however, Wexco will retain the Overriding Royalty Interest specified in Paragraph 6 herein

9. **Drilling Program Schedule**. Cress hereby covenants and agrees to drill a minimum of two wells every 12 months during the first 36 months after the Closing Date. In the event that Cress fails to comply with this drilling program schedule, for any reason, Wexco shall have the right to select a location on any of the Leases, or on any New Leases, and commence its own drilling operations. Once Wexco gives written notice to Cress of its intent to commence drilling, the parties hereby stipulate that the

Cress: [initials] Wexco: LW

Wexco operations shall be deemed a Farm Out of the 1,280 acres surrounding the selected location and Wexco shall hold a one hundred percent (100%) working interest in and to the well. Cress shall have the right to twelve and one-half percent (12.5%) participation in the Wexco well(s) revenues only after; a) Wexco recoups its payout, plus a minimum of one hundred percent of its investment, and, b) Cress commences drilling operations in full satisfaction of its covenant to drill a minimum of two wells every 12 months during the first 36 months after the Closing Date.

10. **Closing**. Upon the acceptance of title or waiver of title objections and election to close by Cress, the closing of this transaction ("Closing") shall take place in the office of Wexco on the Closing Date as specified in Paragraph 2, at 10:00 A.M. C.S.T, or at such other time and place as Wexco and Cress may hereafter mutually agree. At Closing, the following shall occur contemporaneously with one another and each shall be deemed a condition precedent to the offer made in this letter agreement:

a. Cress shall pay to Wexco the Purchase Price, less the Earnest Money and Additional Earnest Money previously paid to Wexco; and

b. Wexco shall properly execute and deliver to Cress an original of the Assignment including the Leases and any Future Leases included in this transaction or deliver to Cress original leases taken in the name of Cress Oil.

11. **Title Information**. On or before the 15th calendar day prior to the Closing Date, Wexco agrees to furnish Cress all title information in its possession pertaining to the Leases, including all title opinions, abstracts, lease files, and other relevant title information. On or before the 10th calendar day prior to the Closing Date, Cress may furnish to Wexco, in writing, any valid objections which Cress may have in connection with Wexco's title to the Leases or New Leases and any supporting opinion of title with respect to the interest being purchased by Cress herein. In the event Cress advises Wexco in writing, on or before 10 calendar days in advance of the Closing Date, of any valid title objection(s) on any of the Leases or New Leases, then Wexco, at Wexco's sole cost and expense, shall have until Closing Date to cure such title defects. Should Cress fail to furnish to Wexco, in writing, on or before 10 calendar days in advance of the Closing Date, any valid title objection(s) to Wexco regarding any of the Leases or any New Leases, Cress shall be deemed to have waived its right to make any objections to the title work provided. If Wexco should fail to cure or satisfy any timely asserted and valid title objection(s) on or before the Closing Date, then Cress may, at its option, either:

a. close the transaction contemplated herein irrespective of any title objection(s); or

b. close the transaction as contemplated herein on any net acres delivered by Wexco to Cress with no valid title objections made by Cress within the time frame specified above.

Cress: [signature] Wexco: [signature]

12. **Representations**. Wexco represents to Cress as follows:

a. All consents and / or approvals necessary to be executing this Agreement and closing the contemplated transactions have been obtained; and

b. The Leases are not subject to any claims or litigation concerning Wexco's title thereto; and

c. Wexco has not executed any contracts, conveyances, assignments, agreements or encumbrances pertaining to the leasehold that will affect the ownership or operations of the leasehold estate to be assigned by Wexco.

13. Upon execution of this Agreement, Cress will begin a due diligence and title review of the Leases and the lands covered by the Leases.

14. Wexco may sell and/or assign to any third party the Wexco pro rata share of the Lease, Overriding Royalty Interest and New Leases and/or the lands covered by the Leases or New Leases, carried working interest and any working interest acquired by Wexco as long as such sale and/or assignment does not burden the rights of any interest of the Leases or New Leases, other than those interests held by Wexco.

15. Wexco agrees not to market the Leases to another party from the effective date of this agreement through the 2:00 P.M. C.S.T. on the 30th calendar day after the execution of this Agreement, provided however that; a) Cress must not be in default of any term of this agreement; b) Cress must not be in violation of any SEC compliance rules or other governmental regulations; and c) Cress must not become technically insolvent including but not limited to its filing for bankruptcy protection.

16. Both parties shall maintain the confidentiality of the fact of this Agreement, the terms agreed herein, including the terms of the Leases, and the transaction contemplated hereby and shall disclose it only to those employees, representatives, tax advisors and attorneys who have a need to know such information in order to directly assist in consummating the transaction. Cress and Wexco will jointly approve of any public announcement prior to its release.

17. Cress shall not be responsible for any third party fees associated with this transaction which may be incurred by Wexco, unless specified and agreed to by Cress in a separate written agreement. Wexco shall not be responsible for any third party fees associated with this transaction which may be incurred by Cress, unless specified and agreed to by Wexco in a separate written agreement.

18. This letter agreement may not be amended except by a written instrument which references this Paragraph 18 and is duly executed by both of the parties hereto.

Cress: ____ Wexco: ____

19. This letter agreement shall extend to and be binding upon the parties hereto, their respective successors and assigns.

20. The provisions hereof constitute the complete agreement of the parties hereto with respect to the subject matter hereof and supersede all previous agreements relative to the subject matter, whether written or oral, with respect thereto.

21. This letter agreement is made and entered into in Dallas, Texas, is performable in Dallas County, Texas, and is governed by the laws of the State of Texas. The exclusive venue of any action arising hereunder is in Dallas County, Texas. The parties stipulate that time is of the essence with respect to all performance.

22. This letter agreement may be executed in multiple counterparts. Each of the undersigned agree that their respective signature page may be removed from their respective counterpart and attached to a single agreement.

If the foregoing correctly memorializes your understanding of our agreement, please signify your agreement and acceptance by signing two (2) originals hereof in the spaces provided below and return one of same to the undersigned. Time is of the essence with respect to the offer of terms in this letter agreement and, in order for same to be effective, it must be executed by Wexco and returned to Cress employing the contact information listed above on or before April 13, 2012, at 5:00 P.M. C.S.T., or such offer of terms shall automatically become null and void.

Sincerely,

____

CRESS OIL, INC.
12655 N. CENTRAL EXPRESSWAY
SUITE 1000
DALLAS, TX 75243

Cress: _____ Wexco: LW

AGREED AND ACCEPTED this 12 day of April, 2012, the effective date as referred to herein.

WEXCO RESOURCES, LLC
5015 N. Central Expressway
Dallas, TX 75205
Facsimile: (214-594-0120)

By: ______________________
Leo Whelan, Manager

Address for Contact and Notices:

ASSINGEE:

CRESS OIL, INC.
12655 N. CENTRAL EXPRESSWAY
SUITE 1000
DALLAS, TX 75243
FAX: ______________________

ASSIGNOR:

WEXCO RESOURCES, LLC
5015 N. Central Expressway
Dallas, TX 75205
Facsimile: (214-594-0120)

Addendum "A"

ASSIGNMENT
OTHER THAN PEEBLE LEASE

STATE OF TEXAS §
§ KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF __________ §

THAT, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, WEXCO RESOURCES, LLC, a Colorado limited liability company (hereinafter referred to as "Assignor"), whose address is 5015 N. Central Expressway, Dallas, TX 75205, does hereby BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY unto ________________, a ________________ (hereinafter referred to as "Assignee"), whose address is ________________________________, its successors and assigns, the oil, gas and mineral leases described on Exhibit "A" attached hereto and made a part hereof for all purposes, which leases are hereinafter collectively referred to as the "Leases".

This assignment is being executed pursuant to (and is made subject to the terms and provisions of) that certain Letter Agreement dated ____________________________ by and between Assignor and Assignee, reference to which is here made for all purposes, which agreement is hereinafter referred to as the "Agreement".

RESERVATIONS:

This assignment is subject to, the interest herein assigned and conveyed shall bear and there is hereby reserved unto Assignor, their respective heirs or successors and assigns, an overriding royalty (free and clear of all costs and expenses whatsoever of exploring, developing and operating said property, except ad valorem taxes, gross production taxes, severance taxes, "windfall profits" taxes and other taxes levied upon such overriding royalty or the production attributable thereto and free and clear of all costs of treating, compressing, gathering, transporting and dehydrating such production or rendering the same merchantable), being equal to an undivided interest equal to the difference between the existing Lease burdens on the Leases (and on any New Leases) as of the Effective Date and twenty percent of eight-eighths (20% of $8/8^{th}$) of all the oil, gas and other hydrocarbons that may be produced, saved and marketed under and by virtue of the Leases, save and except for the "Peebles Lease". However, in the event the Leases cover less than the entire mineral fee estate of the tracts of land described in and covered thereby, then the overriding royalty interest herein reserved shall be proportionately reduced.

In the event that Assignee, its successors or assigns should default under the drilling program required by the Agreement made by and between Wexco and Cress and purpose to surrender, let expire, abandon or release an or all of the leases, or any part thereof, Assignee shall notify Assignor not less than sixty (60) calendar days in advance of such surrender, expiration, abandonment or release, and, if requested to do so by Assignor, Assignee shall immediately reassign such lease or leases, or any part thereof, to Assignor.

The overriding royalty interests reserved in this assignment shall apply to all extensions, renewals, top leases, mineral interests and/or new leases acquired directly or indirectly by Assignee, its successors and/or assigns, or any affiliate or related entity of Assignor, its successors and assigns,

covering all or any portion of the lands described in the Leases during the term of any such lease or within six (6) months of the expiration or termination of the lease in question, in whole or in part.

And for the same consideration, Assignor does hereby warrant and agree to defend the title to the Leases herein assigned and conveyed against any and all persons whomsoever lawfully claiming the same or any part thereof by, through or under Assignor, buy not otherwise.

IN WITNESS WHEREOF, this assignment is executed and shall be effective this ___ day of ______________________, 2012

WEXCO RESOURCES, LLC

By: ______________________________
Leo Whelan, Manager

CRESS OIL, INC.

By: ______________________________
Printed Name: ______________________
Title: ______________________

STATE OF TEXAS §
§
COUNTY OF DALLAS §

This instrument was acknowledged before me this ____ day of ______________, 2012, by Leo Whelan, as Manager of WEXCO RESOURCES, LLC, a Colorado limited liability company, on behalf of said company.

____
Notary Public

STATE OF TEXAS §
§
COUNTY OF DALLAS §

This instrument was acknowledged before me this ____ day of ______________, 2012, by ____________________, duly authorized and acting as ____________ of Cress Oil, Inc..

____
Notary Public

Addendum "A-1"

PEEBLES ASSIGNMENT

STATE OF TEXAS	§	
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF __________	§	

THAT, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, WEXCO RESOURCES, LLC, a Colorado limited liability company (hereinafter referred to as "Assignor"), whose address is 5015 N. Central Expressway, Dallas, TX 75205, does hereby BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY unto ________________, a ________________ (hereinafter referred to as "Assignee"), whose address is ____________________________, its successors and assigns, the oil, gas and mineral leases described on Exhibit "A" attached hereto and made a part hereof for all purposes, which leases are hereinafter collectively referred to as the "Leases".

This assignment is being executed pursuant to (and is made subject to the terms and provisions of) that certain Letter Agreement dated ____________________________ by and between Assignor and Assignee, reference to which is here made for all purposes, which agreement is hereinafter referred to as the "Agreement".

RESERVATIONS:

This assignment is subject to, the interest herein assigned and conveyed shall bear and there is hereby reserved unto Assignor, their respective heirs or successors and assigns, an overriding royalty (free and clear of all costs and expenses whatsoever of exploring, developing and operating said property, except ad valorem taxes, gross production taxes, severance taxes, "windfall profits" taxes and other taxes levied upon such overriding royalty or the production attributable thereto and free and clear of all costs of treating, compressing, gathering, transporting and dehydrating such production or rendering the same merchantable), except as with respect to the Peebles, being equal to an undivided one percent (1% of 8/8) of all the oil, gas and other hydrocarbons that may be produced, saved and marketed under and by virtue of the Leases; however, in the event the Leases cover less than the entire mineral fee estate of the tracts of land described in and covered thereby, then the overriding royalty interest herein reserved shall be proportionately reduced.

In the event that Assignee, its successors or assigns should default under the drilling program required by the Agreement made by and between Wexco and Cress and purpose to surrender, let expire, abandon or release an or all of the leases, or any part thereof, Assignee shall notify Assignor not less than sixty (60) calendar days in advance of such surrender, expiration, abandonment or release, and, if requested to do so by Assignor, Assignee shall immediately reassign such lease or leases, or any part thereof, to Assignor.

The overriding royalty interests reserved in this assignment shall apply to all extensions, renewals, top leases, mineral interests and/or new leases acquired directly or indirectly by Assignee, its successors and/or assigns, or any affiliate or related entity of Assignor, its successors and assigns, covering all or any portion of the lands described in the Leases during the term of any such lease or within six (6) months of the expiration or termination of the lease in question, in whole or in part.

And for the same consideration, Assignor does hereby warrant and agree to defend the title to the Leases herein assigned and conveyed against any and all persons whomsoever lawfully claiming the same or any part thereof by, through or under Assignor, buy not otherwise.

IN WITNESS WHEREOF, this assignment is executed and shall be effective this ___ day of ______________________, 2012.

WEXCO RESOURCES, LLC

By: ______________________________
Leo Whelan, Manager

CRESS OIL, INC.

By: ______________________________
Printed Name: ____________________
Title: ____________________

STATE OF TEXAS §
§
COUNTY OF DALLAS §

This instrument was acknowledged before me this ____ day of ______________, 2012, by Leo Whelan, as Manager of WEXCO RESOURCES, LLC, a Colorado limited liability company, on behalf of said company.

____
Notary Public

STATE OF TEXAS §
§
COUNTY OF DALLAS §

This instrument was acknowledged before me this ____ day of ______________, 2012, by ____________________, duly authorized and acting as ____________ of Cress Oil, Inc..

____
Notary Public

EXHIBIT "A"

to the

ASSIGNMENT MADE BY AND BETWEEN WEXCO AND CRESS

Attached to and made a part of that certain Assignment of Oil and Gas Leases dated ____________________ by and between Wexco, as Assignor, and ____________________, a ____________________, as Assignee.

The following lands and leases are located in Teton County, Montana:

LESSOR:
LESSEE:
DATE:
RECORDED:
DESCRIPTION:

It is the Assignor's intent to convey to Assignee all of Assignor's right title, and interest in and to the Assigned Lands regardless of the omission of any particular lease or leases, errors in description incorrect or misspelled names or incorrect recording references